Exhibit 10.7.1
AMENDMENTS TO
VISTEON CORPORATION
DEFERRED COMPENSATION PLAN FOR
NON-EMPLOYEE DIRECTORS (the “Directors’ Deferred Compensation Plan”)
     As approved by the Board of Directors on March 27, 2009, paragraph (h) of Section 2 of the Directors’ Deferred Compensation Plan shall be amended to read as follows:
(h) “Exchange” means the principal securities exchange on which the Company’s stock is traded or the over-the-counter market if the Company’s stock is not traded on a securities exchange.
     As approved by the Board of Directors on March 27, 2009, Sections 4(b), 6(a), 7(c)(1) and 7(c)(2) of the Directors’ Deferred Compensation Plan shall be amended by deleting the phrase “regular way” everywhere it appears therein.